As filed with the Securities and Exchange Commission on July 3, 2000
                                                      Registration No. 333-88501

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                    ---------

                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                VIRGINIA                                   5331
      (State or Other Jurisdiction of         (Primary Standard Industrial
       Incorporation or Organization)          Classification Code Number)

                                   54-1387365
                                (I.R.S. Employer
                               Identification No.)


          500 VOLVO PARKWAY, CHESAPEAKE, VIRGINIA 23320, (757)321-5000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

       FREDERICK C. COBLE, SENIOR VICE PRESIDENT - CHIEF FINANCIAL OFFICER
          500 VOLVO PARKWAY, CHESAPEAKE, VIRGINIA 23320, (757) 321-5000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                            ------------------------

                                   Copies to:
                            WILLIAM A. OLD, JR., ESQ.
                             HOFHEIMER NUSBAUM, P.C.
                         999 WATERSIDE DRIVE, SUITE 1700
                             NORFOLK, VIRGINIA 23510
                            TELEPHONE: (757) 629-0613
                            FACSIMILE: (757) 629-0660

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HN1:286261.1

DE-REGISTRATION OF SECURITIES

     Dollar Tree Stores, Inc. ("Dollar Tree") hereby amends its Registration Statement on Form S-3 (No. 333-88501), effective August 30, 1999 (the "Registration Statement"), on which Dollar Tree registered 501,600 shares of its common stock issued by Dollar Tree in connection with a Merger Agreement dated June 15, 1999, by and among Dollar Tree, Dollar Tree New York, Inc. (a wholly owned subsidiary of Dollar Tree), Tehan's Merchandising, Inc. ("TMI") and the Selling Shareholders identified in the Registration Statement. A total of 467,216 shares have been sold by such Selling Shareholders to date pursuant to the Registration Statement. Therefore, a total of 34,384 shares of Dollar Tree's common stock are to be de- registered upon the filing of this Post-Effective Amendment No. 1.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on the 3rd day of July, 2000.

                                        DOLLAR TREE STORES, INC.


                                        By /s/ Frederick C. Coble
                                           ___________________________
                                           Frederick C. Coble
                                           Senior Vice President and
                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                              Title                          Date

      *                       Chairman of the Board; Director      July __, 2000
-----------------------
J. Douglas Perry

      *                       President and Chief Executive        July __, 2000
-----------------------       Officer; Director (principal
Macon F. Brock, Jr.           executive officer)

      *                       Executive Vice President; Director   July __, 2000
-----------------------
H. Ray Compton


/s/ Frederick C. Coble        Senior Vice President - Chief        July 3, 2000
-----------------------       Financial Officer (principal
Frederick C. Coble            financial and accounting officer)

      *                       Vice Chairman; Director              July __, 2000
-----------------------
John F. Megrue

      *                       Director                             July __, 2000
-----------------------
Richard G. Lesser

      *                       Director                             July __, 2000
-----------------------
Thomas A. Saunders, III

      *                       Director                             July __, 2000
-----------------------
Alan L. Wurtzel

      *                       Director                             July __, 2000
-----------------------
Frank Doczi



*        By:   /s/ Frederick C. Coble
               ___________________________
               Frederick C. Coble
               Attorney-in-Fact


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